THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM UNDER SAID ACT AND LAWS.

THIS WARRANT MAY NOT BE EXERCISED EXCEPT IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS TO THE REASONABLE SATISFACTION OF THE COMPANY AND LEGAL COUNSEL FOR THE COMPANY.

Void after 5:00 P.M., Denver,           Right to Purchase 53,689
Colorado Time, on the first to          Shares of the Common Stock
occur of (a) December 16, 1999          of Image Software, Inc.
or (b) such earlier date as
this Warrant may expire
pursuant to Section 1 hereof.

                             IMAGE SOFTWARE, INC.

                            Stock Purchase Warrant

     Image Software, Inc., a Colorado corporation (the "Company"), hereby certifies that, for value received, Copeland Consulting Group, Inc. or its assigns (the "Holders"), are entitled to purchase, subject to the terms and conditions hereinafter set forth, an aggregate of Fifty-three thousand six hundred eighty-nine (53,689) fully paid and nonassessable shares ("Shares") of the Common Stock of the Company ("Common"), at a price of $1.00 per share. The number of shares to be received upon the exercise of this Warrant and the price to be paid for a Share may be adjusted from time to time as hereinafter set forth. The exercise price of a Share in effect at any time and as adjusted from time to time is hereinafter referred to as the "Warrant Price."

     1. TERM. The purchase right represented by this Warrant for 25,000 shares is exercisable, in whole or in part, from December 16, 1996 through December 16, 1999. The purchase right for the remaining 28,689 shares represented by this Warrant will vest upon the successful completion of a transaction for which the Company is required to tender to Holder a Success Fee (as that term is defined in the December 5, 1996 letter agreement between the Company and Transaction Partners, Inc.). The Company shall be under no obligation to furnish to any Holder a notice of the expiration date of this Warrant.

     2.   METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

          (a) Subject to paragraph 1 hereof, the purchase right represented by this Warrant may be exercised by any Holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased, or on the date on which the Company is merged, acquired or consolidated pursuant to a transaction in which the Company is not the surviving party, by surrender of the right to receive upon exercise hereof a number of Shares equal to the value (as determined below) of the Shares with respect to which this Warrant is being exercised, in which case the number of shares to be issued to the Holder upon such exercise shall be computed using the following formula:

          X =  Y(A-B)
               ------
                  A

Where:    X =  the number of shares of Common to be issued to the Holder.

          Y = the number of shares of Common with respect to which this Warrant is being exercised.

          A =  the fair market value of one share of Common.

          B =  Warrant Price.

          (b) If any Holder shall purchase such shares in conjunction with a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, then the "fair market value of one share of Common" shall be the value received by the holders of the Company's Common Stock pursuant to such transaction for each share of Common Stock, and such purchase shall be effective upon the closing of such transaction, subject to the due, proper and prior surrender of this Warrant; or

          (c) In the event of an exercise of the purchase right represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the exercising Holder hereof within thirty days of the effective date of such purchase and, unless this Warrant his been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to such Holder hereof within such thirty-day period. Upon the effective date of such purchase, the exercising Holder shall be deemed to be the holder of record of the Shares, notwithstanding that the certificate representing the Shares shall not then be actually delivered to such Holder or that such Shares are not then set forth on the stock transfer books of the Company.

     3. STOCK FULLY PAID; RESERVATION OF SHARES. All Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) RECLASSIFICATION OR MERGER. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company shall, as condition precedent to such transaction, execute a new Warrant or cause such successor or purchasing corporation, as the case may be, to execute a new Warrant, providing that the Holders shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Common theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by the holder of one share of Common. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

          (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

          (c) STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in, or make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing subparagraphs (a) and (b)) of, Common Stock then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction
(a) the numerator of which shall be the total number of shares of Common outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common outstanding immediately after such dividend or distribution.

          (d) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price, the number of Shares of Common purchasable hereunder shall be adjusted, to nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

     5. NOTICE OF ADJUSTMENTS. Whenever any Warrant Price shall be adjusted pursuant to paragraph 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price or Prices after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to all Holders.

     6. NOTICE OF CERTAIN ACTIONS. In the event that the Company shall propose at any time:

          (i) to declare any dividend or distribution upon any class or series of its stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

         (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

        (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

         (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its assets or property, or to liquidate, dissolve or wind up, whether voluntary or involuntary.

then in connection with each such event, this Company shall send to the
Holders:

          (1) at least 10 days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (i) and (ii) above;

          (2) in the case of the matters referred to in (iii) and (iv) above, at least 10 days prior written notice of the date for the determination of shareholders entitled to vote thereon (and specifying the date on which the holders of Common Stock shares shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event); and

          (3) prompt notice of any material change in the terms of the transaction described in (i) through (iv) above.

          Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Warrants at the address for each such holder as shown on the books of this Company.

     7. FRACTIONAL SHARES. No fractional shares of Common will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefore in an amount determined in such reasonable manner as may be prescribed by the board of directors of the Company.

     8. COMPLIANCE WITH SECURITIES ACT. The Holders, by acceptance hereof, agree that this Warrant and the shares of Common to be issued upon exercise hereof are being acquired for investment and that no Holder will offer, sell or otherwise dispose of this Warrant or any shares of Common to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). Upon any exercise of this Warrant, the exercising Holder shall confirm in writing, in a form attached hereto as Exhibit B, that the shares of Common so purchased are being acquired for investment and not with a view toward distribution or resale. In addition, the exercising Holder shall provide such additional information regarding such Holder's financial and investment background as the Company may reasonably request. All shares of Common issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY AND WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

     9. RIGHTS OF SHAREHOLDERS. No Holder shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon any Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise before the Warrant or Warrants shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     10. PIGGYBACK REGISTRATION RIGHTS. The Common Stock obtained upon exercise of this Warrant will be included in any registration by the Company of shares of the Company's common stock under the Securities Act of 1933 (the "Act") upon the written request of any Holder made not less than ten (10) days after such Holder's receipt of written notice from the Company which notice shall be sent to all Holders no later than thirty (30) days prior to the anticipated effective date of any Registration Statement filed under the Act for which the Holders' Common Stock would be eligible to be included under the applicable rules of the Securities and Exchange Commission.

     11. GOVERNING LAW. The terms and conditions of this Warrant shall be governed by and construed in accordance with Colorado law.

     12. MISCELLANEOUS. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered holder hereof. All notices and other communications from the Company to the Holders shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

                                 IMAGE SOFTWARE, INC.



                                 By:/s/David R. DeYoung
                                    David R. DeYoung, President


Date:  December 16, 1996


                                   EXHIBIT A

                              NOTICE OF EXERCISE


TO:  IMAGE SOFTWARE, INC.

     1.   The undersigned hereby elects to purchase         shares of Common
Stock of Image Software, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

     2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other names as is specified below:

               Copeland Consulting Group, Inc.
               5373 Lookout Ridge Drive
               Boulder, Colorado 80301

     3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Exhibit B.

                                 COPELAND CONSULTING GROUP, INC.



                                 By:
                                    Gene R. Copeland, President

Date:



                                   EXHIBIT B

                      INVESTMENT REPRESENTATION STATEMENT


PURCHASER :    COPELAND CONSULTING GROUP, INC.

COMPANY   :    IMAGE SOFTWARE, INC.

SECURITY  :    COMMON STOCK PURCHASE WARRANTS AND UNDERLYING COMMON STOCK

AMOUNT    :    53,689 SHARES AT $1.00 PER SHARE

DATE      :    DECEMBER 6, 1996


     In connection with the purchase of the above-listed securities (the "Securities"), the undersigned (the "Purchaser") represents to the Company the following:

     (a) The Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing these Securities for the Purchaser's own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

     (b) The Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

     (c) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, the Purchaser understands that the Company is under no obligation to register the Securities except as set forth in the Stock Purchase Warrant. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or, in the opinion of counsel for the Company, such registration is not required.

     (d) The Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act which, in substance, permits limited public resale of "restricted securities " acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

     (e) The Purchaser furthers understand that, while the Company's common stock is presently traded upon the Nasdaq Small Cap Market, there can be no assurance that, at the time the Purchaser wishes to sell the Securities, there will be a public market upon which to make such a sale.

     (f) The Purchaser further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                                 Signature of Purchaser:

                                 COPELAND CONSULTING GROUP, INC.



                                 By:
                                    Gene R. Copeland, President

Date: